UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 11, 2011
(Date of earliest event reported)
NAVARRE CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number: 000-22982

Minnesota (State or other jurisdiction of incorporation)	41-1704319 (IRS Employer Identification No.)
7400 49th Avenue North
New Hope, MN 55428
(Address of principal executive offices, including zip code)
(763) 535-8333
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 11, 2011, Navarre Corporation (the “Company”) entered into an agreement (the “Agreement”) with Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (Q.P.), L.P., Becker Drapkin Partners, L.P., BD Partners II, L.P. and BC Advisors, LLC (collectively, the “Becker Drapkin Group”).
Under the Agreement, the Company agreed to increase the size of the Company’s board of directors (the “Board”) from nine to ten directors and to appoint Richard Willis (“Willis”) and Bradley J. Shisler (“Shisler”) as members of the Board effective within five business days of February 11, 2011. Willis and Shisler will be Class I members of the Board, and their terms are scheduled to expire at the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”). Upon their appointments, Willis shall become a member of the Compensation Committee of the Board, and Shisler shall become a member of the Governance and Nominating Committee, the Audit Committee and the Strategic Transactions Committee of the Board. The Company also agreed to nominate Willis and Shisler for election as directors at the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”), so long as the Becker Drapkin Group’s beneficial ownership of the Company’s common stock represents at least 5% of the Company’s outstanding common stock. The Company further agreed that it (i) will not, prior to the conclusion of the 2012 Annual Meeting, increase the size of the Board other than with respect to the appointments of Willis and Shisler, (ii) will not fill the first of any vacancies that occur on the Board prior to the Company’s 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”), and (iii) will ensure that the size of the Board has been decreased to nine directors effective immediately after the Company’s 2011 Annual Meeting of Shareholders.
Under the Agreement, each member of the Becker Drapkin Group will cause all shares of the Company’s common stock owned by such member to be present at the 2011 Annual Meeting and 2012 Annual Meeting and to be voted in favor of all directors nominated by the Board. The Agreement also contains certain restrictions on the members of the Becker Drapkin Group, which generally terminate on the two-year anniversary of the Agreement. During the period for which these restrictions apply, each of the members of the Becker Drapkin Group is restricted, subject to certain limited exceptions, from: (i) acquiring beneficial ownership of any securities of the Company if, after such acquisition, the member would own more than 14.99% of the Company’s common stock; (ii) engaging in activities to control or influence the governance or policies of the Company, including by submitting shareholder proposals, nominating candidates for election to the Board or opposing candidates nominated by the Board, attempting to call special meetings of the Company’s shareholders or soliciting proxies with respect to voting securities of the Company; (iii) participating in any “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company’s common stock; and (iv) publicly disparaging any member of the Board or the Company’s management.
Under the Agreement, the Becker Drapkin Group will withdraw its letter, dated November 10, 2010, to the Secretary of the Company making a demand pursuant to Section 302A.461 of the Minnesota Business Corporation Act.
The full text of the Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by reference. The foregoing does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference to Exhibits 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 11, 2011, Deborah L. Hopp resigned as a member of the Board, the Compensation Committee of the Board, and the Governance and Nominating Committee of the Board. Ms. Hopp’s resignation was not a result of any disagreements between Ms. Hopp and the Company on any matter relating to the Company’s operations, policies or practices.
Willis and Shisler were appointed to the Board, effective February 11, 2011, pursuant to the Agreement described in Item 1.01 of this current report. Commencing on the effective date of their appointments as directors, Willis will serve on the Compensation Committee of the Board, and Shisler will serve on the Governance and Nominating Committee, the Audit Committee, and the Strategic Transactions Committee of the Board.

Mr. Willis, age 50, is currently the Executive Chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories. Previously, Mr. Willis served as President of Shoes for Crews, a seller of slip resistant footwear, from 2009 to 2011. From 2003 to 2007 Mr. Willis served as Chief Executive Officer of Baker & Taylor, the world’s largest distributor of books as well as a global distributor of DVDs and music. Previous to Baker & Taylor, Mr. Willis was Chairman, President and CEO of Troll communications and President and CEO of Bell Sports. Prior to Bell Sports he was CFO of several magazine companies, including Petersen Publishing which he took public in 1997. Mr. Willis has both a B.B.A. (1981) and an MBA (1982) from Baylor University where he currently serves as a Regent.
Mr. Shisler, age 40, currently serves as a director at RealManage Holdings, Inc., a community association management company, and a member of the advisory board of Blue River PetCare, L.L.C., a veterinary hospital consolidator. Previously, Mr. Shisler served as a partner in Blue River Partners, L.L.C. from September 2007 until December 2008. Prior to that time, Mr. Shisler was a principal of Willis Stein & Partners, a Chicago-based private equity fund with nearly $3 billion of equity capital under management, where he initiated investment opportunities, structured acquisitions, coordinated due diligence, negotiated debt financings, and worked with portfolio company management teams and arranged for the disposition of investments. While at Willis Stein, Mr. Shisler served on the boards of directors of Baker & Taylor Corporation, a leading national distributor of books, DVDs and music; CompuPay, Inc., a provider of outsourced payroll processing, tax filing and other related services; National Veterinary Associates, Inc., an owner and operator of 96 companion animal veterinary hospitals throughout the U.S.; and Ziff Davis Media Inc., an integrated media company focused on the technology and video game markets. Mr. Shisler has an M.B.A., with distinction, from the Kellogg School of Management at Northwestern University, as well as both a B.S. degree in chemical engineering and a B.A. degree in political science from Rice University.
Neither Willis nor Shisler has been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Settlement Agreement, dated February 11, 2011, by and among Navarre Corporation, Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (Q.P.), L.P., Becker Drapkin Partners, L.P., BD Partners II, L.P. and BC Advisors, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVARRE CORPORATION
By:	/s/ J. Reid Porter
J. Reid Porter
Chief Financial Officer and Chief Operating Officer

Date: February 11. 2011

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Settlement Agreement, dated February 11, 2011, by and among Navarre Corporation, Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Management, L.P., Becker Drapkin Partners (Q.P.), L.P., Becker Drapkin Partners, L.P., BD Partners II, L.P. and BC Advisors, LLC.